UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

JUPITER NEUROSCIENCES, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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JUPITER NEUROSCIENCES, INC.

1001 North US HWY 1, Suite 504

Jupiter, FL 33477

Telephone: (561) 406-6154

Supplement to the Proxy Statement for the Annual Meeting of Stockholders to be held on

December 19, 2025 at 10:00 A.M. Eastern Time

This supplement (the “Supplement”) amends and supplements the definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed by Jupiter Neurosciences, Inc. (the “Company”) with the Securities and Exchange Commission on November 6, 2025 in connection with the Company’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”), to be held at 10:00 A.M. (Eastern Time) on Friday, December 19, 2025.

The purpose of this Supplement is to correct certain calculations in the Proxy Statement due to a scrivener’s error. Other than these corrections, the Proxy Statement remains unchanged, and this Supplement does not otherwise amend, supplement, or affect the Proxy Statement. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as amended and supplemented by this Supplement. This Supplement should be read in conjunction with the Proxy Statement and the other proxy materials previously made available to stockholders in connection with the Annual Meeting.

If you have already voted your shares, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal.

Corrections to the Proxy Statement

Page 44: In Proposal No. 5, the maximum number of shares of the Company’s common stock, par value of $0.0001 (the “Common Stock”) that the Company may issue unless the Company obtains the requisite stockholder approval to issue shares of Common Stock in excess of the Exchange Cap to Yorkville under the SEPA and upon conversion of the Convertible Notes in accordance with applicable Nasdaq rules is amended and restated in the following paragraph to read as follows (corrections are marked, with new text bold and underlined, and deleted text stricken through):

Under the applicable Nasdaq rules, in no event may the Company issue to Yorkville under the SEPA or upon conversion of the Convertible Notes, collectively, more than ~~6,638,088~~ 6,855,459 shares of Common Stock, which number of shares is equal to 19.99% of the shares of Common Stock outstanding immediately prior to the execution of the SEPA (the “Exchange Cap”), unless the Company obtains the requisite stockholder approval to issue shares of Common Stock in excess of the Exchange Cap to Yorkville under the SEPA and upon conversion of the Convertible Notes in accordance with applicable Nasdaq rules. At the upcoming 2025 annual meeting of the Company’s stockholders to be held on December 19, 2025 (the “Annual Meeting”), among other things, the Company will seek the requisite stockholder approval in accordance with Rule 5635(d) of the Nasdaq Listing Rules (in addition to the requisite stockholder approval under Nasdaq Listing Rule 5635(b)) to issue and sell shares of Common Stock in excess of the ~~6,638,088~~ 6,855,459 share Exchange Cap referred to above to Yorkville under the SEPA and upon conversion of the Convertible Notes. Accordingly, if such requisite stockholder approval is obtained at the Annual Meeting, the Company would be able to issue and sell to Yorkville in Advances under the SEPA as many shares of Common Stock as will be necessary for the Company to obtain the entire $20.0 million aggregate purchase commitment made by Yorkville under the SEPA, which includes amounts that are used as Advance Repayments of outstanding amounts under the Convertible Notes, and as many shares of Common Stock as will be necessary to enable Yorkville to convert all outstanding amounts under the Convertible Notes that Yorkville elects to convert into shares of Common Stock under the terms of the Convertible Notes, in each case, without any further aggregate share issuance limitations under Nasdaq rules. However, the ~~6,638,088~~ 6,855,459 share Exchange Cap will continue to limit issuances and sales of Common Stock by the Company to Yorkville under the SEPA and upon conversion of the Convertible Notes, unless and until the Company has obtained such requisite stockholder approval to issue shares of Common Stock in excess of the Exchange Cap to Yorkville under the SEPA and upon conversion of the Convertible Notes in accordance with applicable Nasdaq rules.

Page 46: In Proposal No. 5, the maximum number of shares of the Company’s Common Stock that the Company may issue unless the Company obtains the requisite stockholder approval to issue shares of Common Stock in excess of the Exchange Cap to Yorkville under the SEPA and upon conversion of the Convertible Notes in accordance with applicable Nasdaq rules is amended and restated in the following paragraphs to read as follows (corrections are marked, with new text bold and underlined, and deleted text stricken through):

Pursuant to Nasdaq Listing Rule 5635(d), stockholder approval is also required prior to a 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance at a price that is less than the Minimum Price. “Minimum Price” is defined as the lower of (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) for the five (5) trading days immediately preceding the signing of the binding agreement. Shares of our Common Stock issuable upon conversion of debt instruments, such as the Convertible Notes, in such non-public offerings are considered shares issued in such a transaction in determining whether the 20% limit has been reached. Based on the signing of the SEPA on October 24, 2025, the applicable “Minimum Price” is $1.48 per share, and we are able to issue ~~6,638,088~~ 6,855,459 shares of our Common Stock without exceeding the Exchange Cap.

Until this Proposal No. 5 is approved by our stockholders, Yorkville may not purchase more than ~~6,638,088~~ 6,855,459 of Common Stock pursuant to the SEPA (which includes shares of Comon Stock issuable upon conversion of the Convertible Notes), representing 19.99% of the shares of Common Stock outstanding as of the date of entry into the SEPA, which number shall be reduced, on a share-for-share basis, by the number of shares issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the SEPA under Nasdaq’s rules (the “Exchange Cap”). Stockholder approval of this Proposal No. 5 will constitute stockholder approval for purposes of Nasdaq Listing Rules 5635(b) and 5635(d).

Page 47: In Proposal No. 5, the percentage reflecting the number of issued and outstanding shares at the time of the execution of the Standby Equity Purchase Agreement with YA II PN, Ltd. is amended and restated in the following paragraph to read as follows (corrections are marked, with new text bold and underlined, and deleted text stricken through):

For example, if the fixed conversion priced of the First Convertible Note were to be adjusted down to the absolute Floor Price of $0.296 under the terms of the First Convertible Note, and the full principal amount (without adding any accrued interest or other amounts payable thereunder) under the First Convertible Note were to be converted into shares of Common Stock at such absolute Floor Price, the number of shares issuable upon such conversion would be 13,513,514 shares of Common Stock, or ~~40.7~~ 39.3% of the issued and outstanding shares at the time of the execution of the SEPA (an additional 10,846,847 shares compared to the number of shares issuable upon conversion at $1.50 per share). Furthermore, if the fixed conversion price of the Second Convertible Note were to be adjusted down to the absolute Floor Price of $0.296 under the terms of the Second Convertible Note, and the full principal amount (without adding any accrued interest or other amounts payable thereunder) under the Second Convertible Note were to be converted into shares of Common Stock at such absolute Floor Price, the number of shares issuable upon such conversion would be 6,756,757 shares of Common Stock, or ~~20.3~~ 19.7% of the issued and outstanding shares at the time of the execution of the SEPA (an additional 5,423,424 shares compared to the number of shares issuable upon conversion at $1.50 per share).